                                                    REGISTRATION NUMBER 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              CERIDIAN CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                 52-0278528
 (State of incorporation)          (I.R.S. Employer Identification Number)

                             8100 34TH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55425
                    (Address of principal executive offices)

            CERIDIAN CORPORATION/TESSERACT LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                JOHN A. HAVEMAN
                          VICE PRESIDENT AND SECRETARY
                              CERIDIAN CORPORATION
                             8100 34TH AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55425
                                 (612) 853-7425
           (Name, address and telephone number of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES               AMOUNT TO         OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
          TO BE REGISTERED             BE REGISTERED (1)     PER SHARE (2)         PRICE (2)        REGISTRATION FEE
Common Stock,
 $.50 par value......................    500,000 shares          $24.13           $12,065,000          $4,160.34

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of antidilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, based on the average high and low sale prices reported for the Registrant's Common Stock on the New York Stock Exchange on June 28, 1994.

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
ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Securities and Exchange Commission (the "Commission") by Ceridian Corporation (the "Company") are incorporated in this registration statement by reference:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

        (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1993;

        (3) The description of the Company's common stock, par value $.50 per share, contained in the Company's Registration Statement on Form S-8, File No. 33-26839.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    The class of securities to be offered, the Company's common stock, is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    John A. Haveman, Vice President, Secretary and Managing Counsel for the Company, has provided an opinion as to the legality of the securities being registered hereby. Mr. Haveman is not eligible to participate in the Company's Tesseract Long-Term Incentive Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    Section 102(b) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article VII of the Company's Restated Certificate of Incorporation correspondingly provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty except to the extent that DGCL does not permit exemption from or limitation of such liability.

    Article VI of the Company's Bylaws provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL in connection with proceedings with which any such person is involved by virtue of his status as an officer, director or employee. Article VII of the Company's Bylaws provides that the Company shall have the express authority to enter into such agreements as its Board of Directors deems appropriate for the indemnification of present or future directors or officers of the Company in connection with their service to, or status with, the Company or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Company. The Company has entered into indemnification contracts with each of its directors which provide for the prompt indemnification "to the fullest extent permitted by applicable law" against any and all expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the express written request of the Company. In addition, the indemnification contracts provide for the advancement of expenses (including attorneys' fees) to such directors upon their request.

    For situations where the Company either lacks authority or is otherwise unable to indemnify its directors or officers, the Company maintains directors' and officers' liability insurance, which insures the Company's directors and officers against damages, judgments, settlements and costs incurred by reason of wrongful acts committed by such persons in their official capacities. Although subject to substantial deductibles, the Company also maintains insurance against its indemnification obligations described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS

    The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

EXHIBIT                                DESCRIPTION
--------  ----------------------------------------------------------------------
     4.01 Restated Certificate of Incorporation of Ceridian Corporation
     4.02 Bylaws of Ceridian Corporation, as amended (1)
     4.03 Ceridian Corporation/Tesseract Long-Term Incentive Plan
     5.01 Opinion and Consent of John A. Haveman
    24.01 Consent of Counsel (included in Exhibit 5.01)
    24.02 Consent of KPMG Peat Marwick
    25.01 Power of Attorney

    The following exhibit was filed as part of a previous Company filing with the Commission (File No. 1-1969) as listed below, and is incorporated herein by reference:

        (1) Form 10-Q for the quarter ended September 30, 1993 (Exhibit 3.01)

ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, as of June 30, 1994.

                                          CERIDIAN CORPORATION
                                          By:          /s/ J.R. EICKHOFF

                                             -----------------------------------
                                                      John R. Eickhoff
                                                     VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
registration statement has been signed as of June 30, 1993 by the following persons in the capacities indicated.

               */s/ LAWRENCE PERLMAN
------------------------------------------
             Lawrence Perlman
         Chairman, President and
         Chief Executive Officer
       (Principal Executive Officer
              and Director)

                  /s/ J.R. EICKHOFF
------------------------------------------
             John R. Eickhoff
            Vice President and
         Chief Financial Officer
      (Principal Financial Officer)

                 /s/ LOREN D. GROSS
------------------------------------------
              Loren D. Gross
            Vice President and
           Corporate Controller
      (Principal Accounting Officer)

------------------------------------------
              Ruth M. Davis
                 Director

                */s/ ALLEN W. DAWSON
------------------------------------------
             Allen W. Dawson
                 Director

                  */s/ RONALD JAMES
------------------------------------------
               Ronald James
                 Director

              */s/ RICHARD G. LAREAU
------------------------------------------
            Richard G. Lareau
                 Director

               */s/ CHARLES MARSHALL
------------------------------------------
             Charles Marshall
                 Director

               */s/ RICHARD W. VIESER
------------------------------------------
            Richard W. Vieser
                 Director

                 */s/ PAUL S. WALSH
------------------------------------------
              Paul S. Walsh
                 Director

      *By          /s/ JOHN A. HAVEMAN
  ---------------------------------------
              John A. Haveman
              Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT                                               DESCRIPTION                                                CODE
-----------  --------------------------------------------------------------------------------------------------  ---------
       4.01  Restated Certificate of Incorporation of Ceridian Corporation.....................................  E
       4.02  Bylaws of Ceridian Corporation, as amended........................................................  IBR
       4.03  Ceridian Corporation/Tesseract Long-Term Incentive Plan...........................................  E
       5.01  Opinion and Consent of John A. Haveman............................................................  E
      24.01  Consent of Counsel (included in Exhibit 5.01).....................................................  E
      24.02  Consent of KPMG Peat Marwick......................................................................  E
      25.01  Power of Attorney.................................................................................  E

Legend:    E          Electronic Filing
           IBR        Incorporated by Reference